Exhibit 5.1

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:

JOSEPHINE CARINO, ESQ.***

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US****

JESSICA HAGGARD, ESQ. *****

CHRISTOPHER T. HINES, ESQ. ******

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.*******

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.********

HARRIS TULCHIN, ESQ. *********

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM DIRECT E-MAIL: LANTHONY@ALCLAW.COM

* licensed in CA, FL and NY

** licensed in FL and NY

*** licensed in CA

**** licensed in CA, DC, MO and NY

***** licensed in Missouri

****** licensed in CA and DC

******* licensed in NY and NJ

******** licensed in NY and NJ

September 30, 2025

FUTURE FINTECH GROUP INC.

02B-03A, 23/F, Sino Plaza, 255-257

Gloucester Road, Causeway Bay, Hong Kong

Re: FUTURE FINTECH GROUP INC. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as securities counsel to FUTURE FINTECH GROUP INC., a Florida corporation (the “Company”) in connection with the registration statement on Form S-1 (as amended through the date hereof, the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”).

The Registration Statement relates to an offering for resale of an aggregate of 20,105,000 shares of the Company’s common stock, par value $0.001(“Common Stock”) consisting of: (i) up to 10,000,000 shares of Common Stock by Avondale Capital, LLC (“Avondale”) in satisfaction of pre-paid purchase balances from time to time (the “Purchase Shares”) under the Securities Purchase Agreement we entered into with Avondale on July 28, 2025 (the “Pre-Paid SPA”); (ii) 60,000 shares of Common Stock issued to Avondale as commitment shares pursuant to the Pre-Paid SPA (the “Commitment Shares”); (iii) 1,445,000 shares of Common Stock issue to Avondale as pre-delivery shares pursuant to the Pre-Paid SPA (the “Pre-Delivery Shares”); (iv) 6,000,000 shares of Common Stock issued pursuant to Securities Purchase Agreements, dated July 28, 2025 with six individual investors (each, a “Purchaser”) (the “Equity SPA” and the shares, the “Equity SPA Shares”); and (v) up to an aggregate of 2,600,000 shares of Common Stock (the “Rights Shares”) issuable to FT Global Capital Inc. (“FT Global”) pursuant to a Settlement Agreement, dated June 17, 2025 (the “Settlement Agreement”), issuable upon their exercise of their Series A Right to receive 650,000 shares of Common Stock (after a six month lock up) and Series B Right to receive 650,000 shares of common stock (after a 12 month lock up), and including 1,300,000 shares of common stock, to the extent that the Company will be required to true-up the shares due to FT Global pursuant to the Settlement Agreement.

In connection with our opinion, we have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that:

1. The Purchase Shares and Rights Shares, when issued by the Company in the circumstances contemplated by the Pre-Paid SPA and Settlement Agreement, respectively, will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and non-assessable.

2. The Commitment Shares, Pre-Delivery Shares and Equity SPA Shares were duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Florida; and (b) the federal laws of the United States. The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936